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                                                                    EXHIBIT 11.1

                      INTELLIQUEST INFORMATION GROUP, INC.
       STATEMENT REGARDING COMPUTATION OF PRO FORMA NET INCOME PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

    This exhibit should be read in conjunction with Note 3 of Notes to Consolidated Financial Statements.

                                                                                                    FOR THE SIX
                                                                                 FOR THE YEAR       MONTHS ENDED
                                                                                     ENDED            JUNE 30,
                                                                                 DECEMBER 31,   --------------------
                                                                                     1995         1995       1996
                                                                                 -------------  ---------  ---------
Net income.....................................................................    $     565    $      46  $     381
                                                                                 -------------  ---------  ---------
                                                                                 -------------  ---------  ---------
Weighted average shares outstanding:
  Common stock.................................................................        3,231        3,217      5,329
  Common stock issuable upon exercise of options granted (1)...................          209          209        225
  Common stock issuable upon conversion of preferred stock.....................        1,853        1,853        824
  Common stock issuable upon exercise of warrants (1)..........................          233          233        104
                                                                                 -------------  ---------  ---------
Weighted average common shares and equivalents.................................        5,526        5,512      6,482
                                                                                 -------------  ---------  ---------
                                                                                 -------------  ---------  ---------
Net income per share...........................................................    $     .10    $     .01  $     .06
                                                                                 -------------  ---------  ---------
                                                                                 -------------  ---------  ---------
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(1) Stock  options granted  and  warrants exercised  (using the  treasury  stock method) have been included in the calculation of the common stock equivalent shares as if they were outstanding for the initial period presented.